                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of Catalytica Energy Systems, Inc. of our report dated October 17, 1999, except for the second paragraph of Note 4 as to which the date is August 28, 2000, relating to the financial statements of GENXON Power Systems, L.L.C., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

San Jose, California

July 19, 2001